Exhibit 5.1

Tel. 972-3-69441111
Fax. 972-3-6091116
fbc@fbclawyers.com

September 20, 2021

To:

Check-Cap Ltd.
Check-Cap Building
29 Abba Hushi Avenue
P.O. Box 1271
Isfiya, 3009000, Israel

Re: Check-Cap Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to Check-Cap Ltd., a company organized under the laws of the State of Israel (the “Company”) in connection with its filing of a registration statement on Form S-8 (the “Registration Statement”) with the U.S. Securities and Exchange Commission for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of an aggregate of 2,850,000 of its ordinary shares, par value NIS 2.40 per share (the “Shares”) issuable pursuant to the Check-Cap Ltd. 2015 Equity Incentive Plan and the Check-Cap Ltd. 2015 United States Sub-Plan to the 2015 Equity Incentive Plan (the “Plan”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) a copy of the articles of association of the Company, as amended and currently in effect (the “Articles”); (iii) the Plan; and (iv) such other corporate records, resolutions, minutes, documents, certificates, agreements or other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed necessary or appropriate as a basis for this opinion.  We have also made inquiries of such officers and representatives as to factual matters as we have deemed relevant and necessary as a basis for this opinion.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of such latter documents.  We have assumed the same to have been properly given and to be accurate.  We have also assumed the truth of all facts communicated to us by the Company and that all consents and minutes of meetings of committees of the board of directors, the board of directors and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws.  In addition, we have assumed that the Company will receive the full consideration for the Shares.

Members of our firm are admitted to the Bar in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Based upon and subject to the forgoing and to the assumptions and qualifications set forth herein, we are of the opinion that the Shares have been duly and validly authorized for issuance under the Plan and subject to the requisite corporate approvals, when paid for and issued in accordance with the terms of the Plan and the grants thereunder, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this opinion and such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder or Item 509 of Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ FISCHER (FBC & Co) FISCHER (FBC & Co)